EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 31, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2008 – May 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.2%	-2.8%	-2.1%	-12.2%	-4.0%	-4.4%	0.6%	-4.4%	10.7%	-24.1%	-0.4	-0.5
B**	-1.2%	-2.9%	-2.3%	-12.7%	-4.6%	-5.0%	N/A	-5.0%	10.7%	-26.3%	-0.4	-0.6
Legacy 1***	-1.2%	-2.7%	-1.2%	-10.0%	-2.0%	N/A	N/A	-3.4%	10.6%	-18.5%	-0.3	-0.4
Legacy 2***	-1.2%	-2.7%	-1.3%	-10.3%	-2.3%	N/A	N/A	-3.7%	10.6%	-19.1%	-0.3	-0.5
Global 1***	-1.2%	-2.6%	-0.9%	-9.6%	-2.9%	N/A	N/A	-4.2%	10.2%	-17.7%	-0.4	-0.5
Global 2***	-1.2%	-2.6%	-1.0%	-9.8%	-3.1%	N/A	N/A	-4.5%	10.1%	-18.7%	-0.4	-0.6
Global 3***	-1.2%	-2.8%	-1.7%	-11.3%	-4.8%	N/A	N/A	-6.2%	10.1%	-24.4%	-0.6	-0.8

S&P 500 Total Return Index****	-1.1%	2.3%	15.4%	27.3%	16.9%	5.4%	7.6%	5.4%	18.8%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-2.1%	-6.1%	-4.7%	-6.3%	9.0%	8.6%	6.3%	8.6%	13.6%	-12.3%	0.7	1.1

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	7%	Long	Natural Gas	2.6%	Long	7%	Long	Natural Gas	2.6%	Long
			Brent Crude Oil	1.3%	Short			Brent Crude Oil	1.4%	Short
Grains/Foods	14%	Short	Soybeans	3.5%	Long	14%	Short	Soybeans	3.5%	Long
			Sugar	2.6%	Short			Sugar	2.6%	Short
Metals	11%	Short	Gold	3.5%	Short	11%	Short	Gold	3.5%	Short
			Aluminum	1.5%	Short			Aluminum	1.5%	Short
FINANCIALS	68%					68%
Currencies	26%	Long $	Japanese Yen	3.8%	Short	26%	Long $	Japanese Yen	3.8%	Short
			British Pound	2.5%	Short			British Pound	2.6%	Short
Equities	32%	Long	S&P 500	4.4%	Long	32%	Long	S&P 500	4.4%	Long
			Dax Index	3.5%	Long			Dax Index	3.5%	Long
Fixed Income	10%	Long	Bunds	2.7%	Long	10%	Long	Bunds	2.7%	Long
			Australian Bills	1.2%	Long			Australian Bills	1.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell by more than 2% in response to a combination of factors:  uncertainty about the global economic recovery, elevated inventories, and weak demand. Natural gas prices steadily fell as inventories continued to rise and weather forecasts predicted temperate weather conditions to continue across the U.S.

Grains/Foods
Soybean prices rose sharply after excessive rainfall in the Midwest raised concerns regarding the autumn harvest. Cotton prices fell in excess of 2% after demand forecasts were lowered following disappointing U.S. GDP growth and unemployment data.

Metals
Gold prices were up slightly due to buying by investors hedging against U.S. dollar weakness.  In the base metals markets, aluminum rose by more than 3% as supply shortfalls in China drove prices higher.

Currencies
The New Zealand dollar depreciated as comments from the nation’s Reserve Bank suggested further quantitative easing could be forthcoming.  The U.S. dollar fell slightly as speculators believed weak U.S. economic data would delay the Federal Reserve’s plans to taper off its monetary stimulus.

Equities
U.S. and Asian equity markets fell on concerns surrounding weak economic growth in the U.S. and China.  European equity markets registered gains for the week as a result of better-than-expected Eurozone consumer confidence data.

Fixed Income
U.S. Treasury markets generally fell as investors liquidated positions due to uncertainty surrounding the Federal Reserve’s plans to taper off bond-buying.  German Bund markets also fell, driven lower by optimistic Eurozone consumer confidence and rallies in the European share markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.